Exhibit 99 filed on behalf of Oliver Peoples for Transaction date
2/20/08

Shares Price
500     $17.92
100     $18.38
100     $18.35
100     $18.27
300     $18.15
100     $18.21
100     $18.16
110     $18.04
90      $18.01
100     $17.90
7300    $17.70
803     $17.68
197     $17.69
100     $17.73